Exhibit 99.3

InfraVia, Liberty Global and Telefónica acquire Substantial Group for £2 billion through their existing joint venture, nexfibre

•Transaction unlocks £3.5 billion* in international investment, underlining confidence in UK economy
•Acquisition creates sustainable, scaled network competition and wholesale choice in the UK
•Millions of UK consumers to benefit from faster access to full-fibre broadband

Denver, Colorado – February 18, 2026

InfraVia, Liberty Global (NASDAQ: LBTYA, LBTYB, and LBTYK) and Telefónica (TEF) have announced an agreement to acquire Substantial Group. Founded in 2019, Substantial Group, owned by investors Advencap, DigitalBridge and Soho Square Capital, is the UK’s second largest alternative fibre provider, expected to have more than 3.4 million fibre premises and over 500,000 customers by completion. The acquisition will be made by the parties’ joint venture company, nexfibre, and will unlock £3.5 billion of investment in the UK market.

The combination of nexfibre, Substantial Group’s fibre network (Netomnia) and the customers on 2.1 million Virgin Media O2 premises (which will be upgraded to fibre by nexfibre), will create a scaled, financially secure challenger to BT Openreach, with a full fibre footprint of around 8 million premises by the end of 2027. When combined with the growing fibre footprint of Virgin Media O2, co-owned by Liberty Global and Telefónica, the two networks will collectively reach 20 million premises and give internet service providers a highly attractive wholesale alternative to the incumbent.

Infravia, Liberty Global and Telefónica are committing £1bn in new net funding for nexfibre to fund the transaction – made up of £850m from Infravia and £150m jointly from Liberty Global and Telefónica, with Virgin Media O2 committing traffic on 4.6m overlapping and adjacent homes.

In a joint statement, Vincent Levita, Founder & CEO, InfraVia Capital Partners, Mike Fries, Chairman & CEO, Liberty Global and Marc Murtra, Chairman & CEO, Telefónica said:

“By bringing our strengths together, we are creating a scaled and financially secure wholesale fibre challenger to BT Openreach - one that will enhance competition, strengthen the UK’s digital infrastructure and deliver greater choice and quality for consumers and businesses.

“This transaction unlocks £3.5 billion in international investment and reflects our shared confidence in the UK as a highly attractive market for long-term investment, supported by the government’s economic policies. We are committed to accelerating full-fibre coverage and helping ensure the UK remains competitive and ready for the future.”

Rajiv Datta, CEO, nexfibre said:

“This transaction creates the largest alternative fibre platform in the UK, establishing the foundation for much-needed altnet consolidation, and sustainable wholesale competition. It will help drive innovation and deliver the economic and societal benefits that full fibre connectivity makes possible.”

Jeremy Chelot, Group CEO, Substantial Group, said:

"This landmark transaction with nexfibre represents the natural evolution of the UK's fibre market. Consolidation has been inevitable, and this deal creates the scaled, sustainable platform needed to drive genuine wholesale competition. Importantly, our retail brand, YouFibre, will remain post-close, ensuring our customers continue to receive the same trusted service they know today, while benefiting from the financial strength and infrastructure scale this combination delivers. This is about building a stronger future for UK fibre."

Key elements of the transaction
1.nexfibre is acquiring Substantial Group comprising currently of ~3 million premises (Netomnia) and a customer base of ~450,000 (expected to rise to over 3.4 million premises and more than 500,000 customers by closing) for an Enterprise Value of £2bn.
2.nexfibre will sell Substantial Group’s retail business, including the YouFibre and Brsk brands, to Virgin Media O2 for £150m ensuring customers continue to receive the same trusted service they know today.
3.nexfibre to finance the fibre upgrade of the 2.1m VMO2 HFC homes (that are adjacent to the Netomnia footprint) with VMO2 paying wholesale fibre access fees on its customers in those homes as the fibre becomes available (with the majority expected to be ready by the end of 2027).
4.VMO2 to pay wholesale fibre access fees on its customers within the 2.5m VMO2 homes that overlap the Netomnia fibre footprint, to begin at closing.
5.In exchange for the wholesale traffic commitment on the 4.6m premises, Virgin Media O2 to receive 1) c. £1.1bn in cash and 2) an indirect 15% stake in nexfibre, The vast majority of the proceeds will be available for deleveraging and the £150m to finance the purchase of Substantial Group’s 500,000 customer base.
6.VMO2 to provide full suite of managed services to nexfibre – including construction – in return for ongoing management and construction fees.
7.Completion of the transaction is subject to customary regulatory approvals and is expected by Q3 2026.
8.Liberty Global and Telefónica advised by Barclays and LionTree, InfraVia Capital Partners advised by Morgan Stanley, and nexfibre by TD Securities.

* Projected nexfibre capex spend between 2026-2040 as a result of the transaction.

ABOUT INFRAVIA
Founded in 2008, InfraVia Capital Partners is a leading independent private capital firm, specialized in real assets - infrastructure, critical metals, real estate - and technology investments.

InfraVia is a conviction-driven investor focusing on resilient businesses partnering with management teams, entrepreneurs, or industrials to develop their businesses and drive long-term value creation through active hands-on asset management. Headquartered in Paris, InfraVia is 100% partner-owned. InfraVia manages EUR 20 billion of capital* and has invested in 60+ companies across Europe.

www.infraviacapital.com

*Total amount of capital raised

ABOUT LIBERTY GLOBAL
Liberty Global Ltd. (Nasdaq: LBTYA, LBTYB, LBTYK) delivers long-term shareholder value through the strategic management of three complementary platforms: Liberty Telecom, Liberty Growth and Liberty Services.

Liberty Telecom is a world leader in converged broadband, video and mobile communications, providing approximately 80 million fixed and mobile connections across Europe through advanced fiber and 5G networks that empower customers and strengthen national economies. The business generates aggregate revenue of $21.6 billion, including approximately $18 billion from nonconsolidated joint ventures and $3.7 billion from consolidated operations.

Liberty Growth invests in scalable businesses across the technology, media, sports and infrastructure sectors, with a portfolio of roughly 70 companies and funds valued at $3.4 billion.*

Liberty Services delivers innovative technology, operational, and financial services to both Liberty affiliated companies and third parties, generating approximately $700 million in annual revenue.**
Together, these platforms position Liberty Global as a leading international converged connectivity and investment company focused on creating sustainable, long-term value for shareholders.

*As independently valued as of December 31, 2025.
**Represents full year 2025 revenue of Liberty Services, substantially all of which is derived from our consolidated businesses and nonconsolidated joint ventures.

FORWARD LOOKING STATEMENT

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including statements regarding expectations with respect to transaction between nexfibre and Substantial Growth (Netomnia), including the success and component elements of such transaction and the timing, costs, and benefits to be derived therefrom, Liberty Global’s, Telefonica’s, InfraVia’s, nexfibre’s or Substantial Growth (Netomnia) business, strategy and operations as well as statements identified by words such as “estimates,” “expects,” “anticipates,” “believes,” “plans,” “intends,” “will,” and similar expressions. These forward-looking statements are not promises nor guarantees of future results, are based on Liberty Global’s, Telefonica’s, InfraVia’s, nexfibre’s or Substantial Growth (Netomnia) current expectations only and are subject to various risks and uncertainties, including those described in Liberty Global’s and Telefonica’s most recent Annual Report on Form 10-K or 20-F, respectively and Liberty Global’s Quarterly Reports on Form 10-Q, as updated in such companies’ other filings with the U.S. Securities and Exchange Commission from time to time. Actual results may differ materially from those anticipated in these statements due to several factors, including those referenced in Liberty Global’s or Telefonica’s filings with the U.S. Securities and Exchange Commission.

These forward-looking statements speak only as of the date hereof. We expressly disclaim any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. You are cautioned not to place undue reliance on any forward-looking statement.

About Telefónica
Telefónica is one of the world’s leading telecommunications service providers with the mission of delivering the best digital experience to its customers. The company offers fixed and mobile connectivity as well as a wide range of digital services for residential and business customers. With more than 350 million customers, Telefónica’ s main markets are Spain, Brazil, Germany, and the UK.

About nexfibre
nexfibre is a joint venture between InfraVia Capital Partners, Liberty Global and Telefónica and today its fibre network covers more than 2.6 million premises across the UK.

nexfibre is a wholesale-only operator, which will offer an alternative platform for full fibre connectivity to all internet service providers, with Virgin Media O2 as its anchor tenant customer.
The combination of the nexfibre and Virgin Media O2’s fibre footprints create a national-scale challenger for wholesale services, boosting choice and competition in the market.

About Netomnia
Netomnia is a Wholesale fibre operator, the UK's fourth-largest Full Fibre network. With over 3 million premises serviceable, backed by over £1.6 billion in funding, we are building an uncompromising, capital-efficient fibre network that delivers tomorrow's innovations today. The Netomnia network is where the most powerful internet lives, redefining what’s possible for businesses and communities across the UK.

About YouFibre
Founded in 2019, YouFibre is a retail challenger ISP connecting over 100 towns in the UK with ultrafast Full Fibre broadband up to 8000 Mbps. Operating predominantly over the Netomnia network,

with 450,000 customers, its service is ultrasmooth, rated 4.6 out of 5 stars on Trustpilot, and its pricing ultra-fair, from just £24.99/month with no in-contract rises.

Contacts

Infravia: antoine.denry@taddeo.fr
Liberty Global: mediarelations@libertyglobal.com
Telefónica: prensatelefonica@telefonica.com